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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Wyckoff Chemical Company, Inc. 1993 Stock Option Plan and the Wyckoff Chemical Company, Inc. Stock Bonus Plan and to the incorporation by reference therein of our report dated January 29, 1999, with respect to the consolidated financial statements and schedule of Catalytica, Inc. included in its Annual Report Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                 /s/Ernst & Young LLP

San Jose, California
September 22, 1999